THIS WARRANT AND THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER PROVISIONS OF THE FEDERAL ACT AND ALL APPLICABLE STATE SECURITIES LAWS, AND IN THE CASE OF ANY EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE WARRANT OR SUCH OTHER SECURITIES.



                       SHARED TECHNOLOGIES CELLULAR, INC.

                              COMMON STOCK WARRANT





         SHARED TECHNOLOGIES CELLULAR, INC., a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, including but not limited to that certain loan relationship between State Street Bank and Trust Company and the Company ("SSBT") the receipt and sufficiency of which are hereby acknowledged, SSB INVESTMENTS, INC. ("SSBI") or permitted assigns (SSBI or such permitted assigns at the time being the registered holder or holders hereof being hereinafter referred to as "Holder") is entitled, subject to the terms set forth below, to acquire from the Company, at no charge or cost to the Holder, at any time or from time to time on or after the date hereof and prior to 5:00 P.M., Boston time, on the Expiration Date, that number of aggregate fully paid and non assessable shares of Common Stock of the Company equal to the Net Number in effect from time to time as calculated in accordance with the terms of SECTION 1.2 hereof.

         The Net Number is based in part on the Base Number of Shares, which is to be adjusted pursuant to the terms of this Common Stock Warrant. On the date hereof, and subject to such adjustment, the Base Number of Shares is 150,000.

         Certain capitalized terms used herein shall have the meanings set forth in SECTION 8.

SECTION I. EXERCISE OF WARRANT.

         1.1. EXERCISE. This Warrant may be exercised by Holder, in whole or in part, at any time and from time to time on or before the Expiration Date, AT NO CHARGE OR COST TO THE HOLDER, by surrender of this Warrant, together with the form of subscription at the end hereof duly executed by Holder, to the Company at its principal office. In the event the Warrant is not exercised in full, the Base Number of Shares shall be reduced by the portion of such previous Base Number of Shares to which such partial exercise relates, and the Company, at its expense, shall forthwith issue and deliver to or upon the order of Holder a new Warrant of like tenor in the name of Holder or as Holder (upon payment by Holder of any applicable transfer taxes) may request, reflecting such adjusted Base Number of Shares. Notwithstanding the foregoing, this Warrant may not be exercised at any one time for fewer than the Net Number of shares of Common Stock based on 10% (or the remaining balance) of the Base Number of Shares.

         1.2 CALCULATION OF NET NUMBER. The aggregate number of shares of Common Stock with respect to which this Warrant may be exercised from time to time shall be equal to the Net Number, which shall be calculated in accordance with the following formula:

                         Net Number = (A x B) - (A x C)
                                      -----------------
                                           B

                  Where: A equals the Base Number of Shares then in effect at the time of such calculation; and

                  Where: B equals the Market Price then in effect at the time of such calculation; and

                  Where: C equals the Base Index then in effect at the time of such calculation.

         Whenever the Base Index is adjusted pursuant to SECTION 2, the Base Number of Shares shall be adjusted by multiplying such Base Number of Shares immediately prior to such adjustment by a fraction the numerator of which is the Base Index prior to such adjustment and the denominator of which is the Base Index after such adjustment.

         1.3 DELIVERY OF STOCK CERTIFICATES. Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to Holder, or as Holder (upon payment by Holder of any applicable transfer taxes) may lawfully direct, a certificate or certificates for the number of fully paid and non assessable shares of Common Stock to which Holder shall be entitled on such exercise, together with any other stock or other securities and property (including cash, where applicable) to which Holder is entitled upon such exercise.

         1.4 FRACTIONAL SHARES. This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event Holder shall be entitled to cash equal to the Market Price of such fractional share.

SECTION 2.        ADJUSTMENT OF BASE INDEX.

         2.1. ADJUSTMENT FOR STOCK DIVIDENDS. In case the Company shall pay a dividend of securities or property (including cash) or make any other distribution on any class of capital stock of the Company in shares of Common Stock (other than in connection with the payment of the Premium on the Company's Series C Convertible Preferred Stock), the Base Index in effect at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Base Index by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares of Common Stock constituting such dividend or other distribution, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such determination. For the purposes of this SECTION 2.1, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

         2.2. ADJUSTMENT FOR ISSUANCE OF CERTAIN RIGHTS OR WARRANTS. If the Company either:

                  (a) shall issue rights, options or warrants after the date hereof to any persons (including holders of the Company's capital stock) entitling them to subscribe for or purchase shares of Common Stock, or

                  (b) shall offer after the date hereof for purchase such shares of Common Stock,

at a price per share less than the Market Price on the date fixed for such issuance or purchase, then the Base Index in effect at the close of business on such date shall be reduced by multiplying such Base Index by a fraction of which:

                  (i) the numerator shall be (1) the number of shares of Common Stock outstanding at the close of business on such date plus (2) the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Market Price; and

                  (ii) the denominator shall be (1) the number of shares of Common Stock outstanding at the close of business on such date plus (2) the number of shares of Common Stock so offered for subscription or purchase;

such reduction to become effective immediately prior to the opening of business on the day following such date. For the purposes of this SECTION 2.2, the issuance of rights, options, or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights, options, or warrants to purchase the number of shares of Common Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. For the purposes of this SECTION 2.2, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. Notwithstanding the foregoing, subsections (a) and (b) above shall not apply to the following:

         (1) Options granted under stock options plans approved by the Company's Board of Directors; and

         (2) Shares to be issued to Retail Distributors, Inc. ("RDI") pursuit to a Stock Purchase Agreement dated in 1999; and

         (3) Warrants to be issued to RDI pursuant to a Services Agreement dated in 1999.

         2.3. ADJUSTMENT FOR STOCK SUBDIVISIONS AND COMBINATIONS. In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Base Index in effect at the close of business on the day upon which such subdivision becomes effective shall be proportionately reduced and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Base Index in effect at the opening of business on the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately prior to the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         2.4 DILUTION IN CASE OF OTHER SECURITIES. In case any other securities than Common Stock (the "Other Securities") shall be issued or sold by the Company after the date hereof, or shall become subject to issue, after the date hereof, upon the conversion or exchange of any securities (or Other Securities) of the Company (or any other issuer of Other Securities or any other person referred to in SECTION 5) or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or person), after the date hereof, for a consideration per share of Common Stock such as to dilute the purchase rights evidenced by this Warrant, the computations, adjustments and readjustments provided for in this SECTION 2 with respect to the number of shares of Common Stock issuable upon exercise of this Warrant shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the exercise of the Warrant, so as to protect the holders of the Warrant against the effect of such dilution.

         2.5. ADJUSTMENT FOR DISTRIBUTION OF ASSETS. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights, warrants or Common Stock referred to in SECTION 2.2, any dividend or distribution paid in cash out of the earned surplus or capital surplus of the Company, and any dividend or distribution referred to in SECTION 2.1), the Base Index shall be adjusted so that the same shall equal the price determined by multiplying the Base Index in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Market Price on the date fixed for such determination less the then fair market value (as reasonably determined by the Company's Board of Directors) of the portion of the assets or evidences of indebtedness so distributed (net of the fair market value, as so determined, of any consideration paid or exchanged with respect thereto) applicable to one share of Common Stock and the denominator shall be such Market Price, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

         2.6. COMPUTATION OF ADJUSTED BASE INDEX. Whenever the Base Index is adjusted as provided in this SECTION 2:

                  (a) The Company shall compute the adjusted Base Index to the nearest one hundredth of a cent in accordance with this SECTION 2 and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted Base Index and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at the office maintained pursuant to SECTION 4.3;

                  (b) A notice stating that the Base Index has been adjusted and setting forth the adjusted Base Index shall, as soon as practicable after it is required, be mailed to Holder; and

                  (c) At its option, Holder may confirm the adjustment noted on the certificate by causing such adjustment to be computed by an independent certified public accountant at the expense of the Company.

         2.7. MINIMUM ADJUSTMENT. No adjustment in the Base Index shall be required under this SECTION 2 unless such adjustment would require an increase or decrease of at least one percent in such price; provided, however, that any adjustments that by reason of this SECTION 2.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this SECTION 2 shall be made to the nearest one hundredth of a cent or to the nearest one hundredth of a share as the case may be.

         2.8. ACCOUNTANTS' CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the Base Number of Shares (or other securities) issuable on the exercise of the Warrant, the Company at its expense will promptly cause independent certified public accountants of recognized standing selected by the Company to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or other securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or other securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of the Warrant, in effect immediately prior to such issue or sale and as adjusted and readjusted as provided in the Warrant. The Company will forthwith mail a copy of each such certificate to each Holder of a Warrant.

SECTION 3.        REDEMPTION OF THIS WARRANT.

         At the option of Holder, at any time after the third (3rd) anniversary of the date of this Warrant, the Company shall redeem this Warrant for a price equal to the GREATER OF:

                            (i) the number of shares of Common Stock for which this Warrant is exercisable on the date on which written notice of the request for redemption is given by the Holder to the Company (the "Request Date"), multiplied by the Market Price at the close of business on the business day immediately prior to the Request Date; or

                           (ii) The balance of: (x) Two Hundred Thousand Dollars ($200,000.00), minus (y) the product of the number of shares of Warrant Stock then held times the Market Price, and minus (z) the amount of any proceeds theretofore received by the Holder from the sales of any shares of Warrant Stock.

The closing of the redemption shall take place at the principal office of the Company no later than thirty days following the date of any such notice unless a different time and/or place is agreed to by the Company and Holder. At the closing, Holder shall deliver to the Company the Warrant to be redeemed, and the Company shall deliver to Holder a certified check in the full amount due upon the redemption.

SECTION 4.        CERTAIN OBLIGATIONS OF THE COMPANY.

         4.1. RESERVATION OF STOCK. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock or out of shares of its treasury stock, solely for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a number of shares of Common Stock equal to the number of shares of Common Stock issuable hereunder. The Company will from time to time, in accordance with the laws of the State of Delaware, take action to increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock authorized but remaining unissued and unreserved for other purposes shall be insufficient to permit the exercise of this Warrant.

         4.2. NO VALUATION OR IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation, including, without limitation, amendment of the par value of its Common Stock, or through reorganization, consolidation, merger, dissolution, issuance of capital stock or sale of treasury stock (otherwise than upon exercise of this Warrant) or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the material performance or observance of any of the covenants, stipulations or conditions in this Warrant to be observed or performed by the Company. The Company will at all times in good faith assist, insofar as it is able, in the carrying out of all of the provisions of this Warrant in a reasonable manner and in the taking of all other action that may be necessary in order to protect the rights of the holder of this Warrant Against dilution in the manner required by the provisions of this Warrant.

         4.3. MAINTENANCE OF OFFICE. The Company will maintain an office where presentations and demands to or upon the Company in respect of this warrant may be made. The Company will give notice in writing to Holder, at the address of Holder appearing on the books of the Company, of each change in the location of such office.

SECTION 5         REORGANIZATION, ETC.

         5.1 REORGANIZATION, CONSOLIDATION, MERGER. If any spin off, split up, similar corporate rearrangement, reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation that after the transaction will be required to file reports with the Securities and Exchange Commission (the "SEC") pursuant to Section 13 or 15 of the Securities Exchange Act of 1934, as amended (a "Public Corporation"), or sale of all or substantially all of its assets to another Public Corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby Holder shall thereafter have the right to receive upon the terms and conditions herein specified, and, in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon exercise of this Warrant, such securities or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Base Index and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any securities or property thereafter deliverable upon the exercise hereof.

         The Company shall not effect any such spin off, split up, similar corporate rearrangement, reorganization, consolidation, merger or sale unless, prior to or contemporaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and delivered to Holder, the obligation hereunder and become bound by all the terms hereof to deliver to Holder such securities or property as, in accordance with the foregoing provisions, Holder may be entitled to purchase or receive.

         5.2. DISSOLUTION. In any event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holders of the Warrants after the effective date of such dissolution pursuant to this SECTION 5 to the Holder or Holders of the Warrants.

         5.3. CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this SECTION 5, this Warrant shall continue in full force and effect, subject to expiration in accordance with SECTION 1.1 hereof, and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in SECTION 5.1.

SECTION 6.        NOTICES OF RECORD DATE.

         In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive, any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                  (b) any capital reorganization of the Company, any reclassification of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person; or

                  (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, and in each such event, the Company will give to Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is to take place, and the time, if any is to be f fixed, as of which the holders of record of Common Stock for securities or other property deliverable on such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable on such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least 30 days prior to the date specified in such notice on which any such action is to be taken.

SECTION 7.        REGISTRATION RIGHTS.

         7.1. GENERAL. For purposes of this SECTION 7, the terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Federal Act and the declaration or ordering of effectiveness of such registration statement. The Company represents and warrants that it has not granted rights to cause the Company to register any of its securities to anyone, except to the Holder pursuant hereto and such other persons or entities with the registration rights existing on the date hereof and described in Schedule 7.1 hereto (the "Existing Registration Rights").

         7.2. COMPANY REGISTRATION.

                  (a) If at any time the Company proposes to register any of its Common Stock under the Federal Act in connection with the public offering of such securities for its own account or for the accounts of its shareholders, solely for cash on a form that would also permit the registration of the Warrant Stock, the Company shall, each such time, promptly give Holder or any transferee of registration rights under this SECTION 7 written notice of such proposal. Upon the written request of any such Holder or Warrant Stock Holder (a "Selling Holder") given within thirty (30) days after mailing of any such notice by the Company, the Company shall use its reasonable best efforts to cause to be registered under the Federal Act all of the Warrant Stock that Selling Holder has requested be registered; provided that if, in the opinion of the managing underwriter for an underwritten offering, the registration of all, or part of, the Warrant Stock which the Holders have requested be included in such offering would have an adverse effect thereon, then the Company shall be required to include in the underwriting only that number of Warrant Stock, if any, which the managing underwriter reasonably believes may be sold without causing such adverse effect.

                  (b) If the number of shares to be included in the offering in accordance with the foregoing is less than the number of shares which the Holders and the persons or entities listed on Schedule 7.1 as holding Existing Registration Rights have requested be included (pursuant to the exercise of such Holder's registration rights, or such persons' or entities' Existing Registration Rights, as the case may be), the Company shall be entitled to include all shares which it had intended to register, after which the Holders shall (subject to any superior rights in favor of persons holding Existing Registration Rights) be entitled to participate in the underwriting pro rata with such persons or entities holding Existing Registration Rights, based upon their respective total owned number of shares of Common Stock.

                  (c) Notwithstanding the foregoing, the Company may withdraw any registration statement referred to in this SECTION 7.2 (but not including any registration statement referred to in SECTION 7.3) without incurring liability to any Selling Holder on account of such withdrawal.

         7.3. REGISTRATION UPON SELLING HOLDER'S REQUEST.

                  (a) Each Selling Holder shall have the right, at any time from and after the third (3rd) anniversary of the date of this Warrant, to request and require the Company, by written notice to the Company, to register all or part of the Warrant Stock of such Selling Holder under the Federal Act; provided that the Company shall not be obligated to register Warrant Shares on more than one occasion under this Section 7.3.

                  (b) Upon receipt of any such notice from such Selling Holder, the Company shall use its reasonable best efforts to cause to be registered under the Federal Act all of the Warrant Stock that such Selling Holder has requested be registered; provided that if, in the opinion of the managing underwriter for an underwritten offering, the registration of all, or part of, the Warrant Stock which the Holders have requested be included in such offering would have an adverse effect thereon, then, the Company shall be required to include in the underwriting only that number of Warrant Stock, if any, which the managing underwriter reasonably believes may be sold without causing such adverse effect.

                  (c) If the number of shares to be included in the offering in accordance with the foregoing is less than the number of shares which the Holders and the persons or entities listed on Schedule 7.1 as holding Existing Registration Rights have requested be included (pursuant to the exercise of such Holder's registration rights, or such persons, or entities' Existing Registration Rights, as the case may be), the Holders shall (subject to any superior rights in favor of persons holding Existing Registration Rights) be entitled to participate in the underwriting pro rata with such persons or entities holding Existing Registration Rights, based upon their respective total ownership of shares of Common Stock.

         7.4. OBLIGATIONS OF THE COMPANY. Whenever required hereunder to use "its reasonable best efforts to effect the registration of any Warrant Stock", the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Warrant Stock and use its reasonable best efforts to cause such registration statement to become and remain effective; provided, however, that in connection with any proposed registration intended to permit an offering of any securities from time to time (i.e., a so called "shelf registration"), the Company shall in no event be obligated to cause any such registration to remain effective for more than one hundred eighty (180) days.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Federal Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to Selling Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Federal Act, and such other documents as it may reasonably request in order to facilitate the disposition of Warrant Stock owned by it.

                  (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that (anything in this section to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by selling shareholders pro rata, to the extent required by such jurisdiction.

                  (e) Provide a transfer agent for the Warrant Stock no later than the effective date of the first registration of any Warrant Stock.

         7.5. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section that Selling Holder shall furnish to the Company such information regarding it and the Warrant Stock held by it and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

         7.6. EXPENSES. All expenses incurred in connection with registrations pursuant to this SECTION 7 (excluding underwriters, discounts and commissions) including, without limitation, all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Corporation, shall be payable and duly paid by the Company, provided that the Selling Holder shall be responsible for any fees and disbursements of counsel of Selling Holder.

         7.7. UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under SECTION 7.2 to include any of Selling Holder's Warrant Stock in such underwriting unless Selling Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided such terms are customary for underwritings of like kind), and then only in such quantity as will not, in the reasonable opinion of the underwriters, jeopardize the success of the offering by the Company.

         7.8. INDEMNIFICATION. In the event any Warrant Stock is included in a registration statement as a result of this Section:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Selling Holder, any underwriter, and each person, if any, who controls such Selling Holder or any such underwriter within the meaning of the Federal Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Federal Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement or any other document, instrument, certificate or filing in connection with the offering to which such registration statement relates, including, without limitation, any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the Federal Act or state securities (or so called "Blue Sky") laws, or regulations promulgated thereunder, of any jurisdiction applicable to the Company and relating to action or inaction required of the Company in connection with any such registration or such offering; and will reimburse such Selling Holder, and each such underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is based solely upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, document, instrument, certificate, filing, preliminary prospectus, final prospectus, or amendments or supplements thereto, and made solely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Selling Holder, or any such underwriter or controlling person.

                  (b) To the extent permitted by law, each Selling Holder will indemnify and hold harmless the Company against any losses, claims, damages or liabilities, to which it may become subject under the Federal Act or otherwise; insofar as any loss, claim, damage, or liability arises solely out of or is based solely upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, document, instrument, certificate, filing, preliminary prospectus, final prospectus, or amendments or supplements thereto, and made solely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Selling Holder.

                  (c) Promptly after receipt by a indemnified party under this
         SECTION 7.8 of, notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume the defense thereof with counsel mutually satisfactory to the parties, but the failure to notify the indemnifying party Company promptly of the commencement of any such action will not relieve the indemnifying party of any liability that it may have to any indemnified party. If any such action is against both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or that its interests conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

         7.9 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the

         Federal Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

                  (c) furnish to any Holder forthwith upon request a written statement by the Company that it has, complied with the reporting requirements of Rule 144 and of the Federal Act and the 1934 Act (at any time after it hat become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing any such Molder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

         7.10 TRANSFER OF REGISTRATION RIGHTS. The registration rights of Holder may be transferred to any transferee who acquires (otherwise than in a registered public offering) this Warrant or Warrant Stock, provided, however, that such rights may be held by no more than ten Persons at any one time and that the Company is given written notice by Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights are being assigned.

SECTION 8. DEFINITIONS.

         As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

         8.1. The term COMMON STOCK includes the Company's Common Stock, par value $0.01 per share, and any other securities or rights into which or for which the Common Stock is converted or exchanged, whether pursuant to a plan of reclassification, reorganization, consolidation, merger, sale of assets, dissolution, liquidation, or otherwise.

         8.2. The term EXPIRATION DATE shall mean the tenth (10th) anniversary of the date of this Warrant.

         8.3. The term MARKET PRICE shall mean the average of the per share daily closing prices of Common Stock for the ten (10) consecutive business days immediately prior to the day in question. The closing price for each day shall be:

                  (a) the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and ask prices, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotation National Market System; or

                  (b) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted in such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose; or

                  (c) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System and the average price cannot be determined as contemplated by clause (b), the fair market value as, reasonably determined in good faith by the Company's Board of Directors or in any manner reasonably prescribed by the Company's Board of Directors.

For the purposes of this SECTION 8.3, the term "BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market,

         8.4. The term NET NUMBER shall mean the number of fully paid and non-assessable shares of Common Stock of the Company with respect to which the Warrant is exercisable, as calculated in accordance with SECTION 1.2 hereof.

         8.5. The term BASE INDEX shall mean $10.00 as of the date hereof, to be adjusted pursuant to SECTION 2.

         8.6. The term BASE NUMBER OF SHARES shall mean 150,000 shares as of the date hereof, to be adjusted pursuant to SECTION 1.2 hereof.

         8.7. The term WARRANT STOCK shall mean any equity security issued upon exercise of this Warrant.

         8.8. The term PERSON shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization or any government, governmental department or agency or political subdivision thereof.

SECTION 9.        REPLACEMENT OF WARRANTS.

         Upon (a) surrender of this Warrant in mutilated form or receipt of evidence satisfactory to the Company of the loss, theft or destruction of this Warrant and (b) in the case of any loss, theft or destruction of any Warrant, receipt of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, then, in the absence of actual notice to the Company that this Warrant has been acquired by a bona fide purchaser, the Company, at its expense, shall execute and deliver, in lieu of this Warrant, a new Warrant identical in form to this Warrant.

SECTION 10.       REMEDIES.

         The Company stipulates that the remedies at law of the Holder in the event of any breach or threatened breach by the Company of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a breach of any of the terms hereof or otherwise.

SECTION 11.       TRANSFER.

         This Warrant and the shares of Common Stock issuable hereunder shall not be sold, transferred, pledged or hypothecated unless the proposed disposition is the subject of a currently effective registration statement under the Federal Act or unless the Company has received any opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition. Subject to the first sentence of this Section, this Warrant and all rights hereunder are freely transferable, in whole or in part, but to no more than ten (10) transferees in the aggregate (including the transferor if it retains a part of this Warrant), at the office or agency of the Company by the registered holder thereof in person or by a duly authorized attorney, upon surrender of this Warrant together with an assignment hereof properly endorsed. Until transfer hereof on the registration books of the Company, the Company may treat the existing registered holder hereof as the owner hereof for all purposes. Any transferee of this Warrant and any rights hereunder, by acceptance thereof, agrees to assume all of the obligations of Holder and to be bound by all of the terms and provisions of this Warrant.

SECTION 12.       NOTICES.

         Where this Warrant provides for notice of any event such notice shall be given (unless otherwise herein expressly provided) in writing and either (a) delivered personally, (b) sent by certified, registered or express mail, postage prepaid, (c) telegraphed or (d) telexed or sent by facsimile transmission, and shall be deemed given when so delivered personally, telegraphed, telexed, sent by facsimile transmission (confirmed in writing) or mailed. Notices shall be addressed, if to Holder, to the address of Holder appearing in the register referred to in SECTION 11 or, if to the Company, to its office maintained pursuant to SECTION 4.3.

SECTION 13.       MISCELLANEOUS.

         (a) This Warrant shall be binding upon the Company and Holder and their legal representatives, successors and assigns.

         (b) In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (c) This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         (d) This Warrant shall be governed by, and construed and enforced in accordance with the laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

         (e) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

         (f) This Warrant shall take effect as an instrument under seal.

         (g) Reference is made to that certain Loan Agreement of even date between SSBT and the Company, (the "Loan Agreement"). The Company acknowledges that SSBT would not have entered into the Loan Agreement but for the execution and delivery of this Common Stock Warrant.

         (h) The provisions of Section 7 shall survive the termination or expiration of this Warrant and shall continue to be effective with respect to any Warrant Stock issued.
         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer and its corporate seal to be impressed hereon and attested by its Secretary or Assistant Secretary.

Dated as of July 7, 1999               SHARED TECHNOLOGIES
                                       CELLULAR, INC.


                                       By  \s\  Vincent DiVincenzo
                                           -----------------------
                                            Name: Vincent DiVincenzo
                                            Title: Chief Financial Officer
Attest:

\s\ Ismael Pinho                       (Corporate Seal)
----------------
Ass't Secretary

                              FORM OF SUBSCRIPTION
                        (To be signed only on exercise of
                              Common Stock Warrant)

TO:      SHARED TECHNOLOGIES CELLULAR, INC.

         The undersigned, the holder of the within Common Stock Warrant, hereby irrevocably elects to exercise this Common Stock Warrant for, and to receive thereunder ___________ shares of Common Stock of SHARED TECHNOLOGIES CELLULAR, INC. (the "Company"), and requests that the certificates for such shares be issued in the name ______________ of, and delivered to whose address is
_______________________.


Dated: ____________
                                       ________________________________________
                                       (Signature must conform in all respects
                                       to name of Holder as specified on the
                                       face of the Warrant)


                                       ________________________________________
                                                   (Address)


                  *Insert here the number of shares (all or part of the number of shares called for in the Common Stock) as to which the Common Stock Warrant is being exercised without making any adjustment for any other stock or other securities or property or cash that, pursuant to the adjustment provisions of the Common Stock Warrant, may be deliverable on exercise.

                               FORM OF ASSIGNMENT

                        (To be signed only on transfer of
                              Common Stock Warrant)

         For value received, the undersigned hereby sells, assigns, and transfers unto __________________ of _____________________ the right represented by the within Common Stock Warrant to receive the Net Number of shares of Common Stock of SHARED TECHNOLOGIES CELLULAR, INC. to which the within Common Stock Warrant relates, and appoints_________________, Attorney to transfer such right, on the books of SHARED TECHNOLOGIES CELLULAR, INC. with full power of substitution in the premises.

Dated: __________

                                       ________________________________________
                                       (Signature must conform in all respects
                                       to name of Holder as specified on the
                                       face of the Warrant)


                                       ________________________________________
                                                   (Address)



Signed in the presence of: ____________________

                                  SCHEDULE 7.1

                          Existing Registration Rights


1. Registration rights in favor of Retail Distributors, Inc. pursuant to a Registration Rights Agreement to be entered into with RDI.

2. Registration rights in favor of the holders of the Company's Series C Convertible Preferred Stock and related Warrants to purchase Common Stock pursuant to a Registration Rights Agreement dated January 28, 1999. A Registration Statement on Form S-3 was filed with the Securities and Exchange Commission in satisfaction of these rights, but has not yet been effective by the SEC (the "Pending S-3").

3. Registration rights in favor of the holders of the Company's 5% Convertible Notes pursuant to the terms of such notes issued in May, 1998. The shares of Common Stock issuable upon conversion of these notes are included in the Pending S-3.

4. The Company currently has two additional Form S-3 Registration Statements in effect in satisfaction of registration rights in favor of the holders of shares of Common Stock and Warrants to purchase Common Stock that were previously issued by the Company in private placements.